Exhibit 23.3
CONSENT OF TD SECURITIES INC.
Reference is made to the Registration Statement on Form S-8 (the “Form S-8”) pertaining to the Amended and Restated Deferred Share Unit Plan of Precision Drilling Corporation (the “Corporation”) to be filed with the United States Securities and Exchange Commission (the “SEC”) on June 17, 2010 under the United States Securities Exchange Act of 1933, as amended (the “Securities Act”).
We hereby consent to the references to us in the management information circular (the “Circular”) of Precision Drilling Trust dated April 7, 2010, furnished to the SEC on April 15, 2010 on Form 6-K, which Circular is incorporated by reference in the Form S-8, and to the incorporation by reference in the Form S-8 of our fairness opinion dated February 11, 2010, which opinion appears as Appendix E in the Circular.
In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ TD SECURITIES INC.
TD SECURITIES INC.

June 17, 2010
Calgary, Alberta